EXHIBIT INDEX

Exhibit 5:     Investment Management Services Agreement, dated March 20, 1995.

Exhibit 6:     Distribution Agreement, dated March 20, 1995.

Exhibit 9(b):  Transfer Agency Agreement, dated January 1, 1998.

Exhibit 10:    Opinion and Consent of Counsel

Exhibit 11:    Independent Auditors' Consent.

Exhibit 17:    Financial Data Schedules

Exhibit 19(a): Directors/Trustees Power of Attorney, dated Jan. 7, 1998.